UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2015

BLUE BIRD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia	31030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On March 17, 2015, Blue Bird Corporation (the “Company”) issued 943,453 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company to Hennessy Capital Partners I LLC (the “Sponsor”) upon the closing of the exchange (the “Sponsor Warrant Exchange”) by the Sponsor of 9,434,538 of the warrants that were issued to the Sponsor at the time of the consummation of the Company’s initial public offering (such warrants, the “Private Placement Warrants”). The Sponsor Warrant Exchange was effectuated in accordance with the previously disclosed Sponsor Warrant Exchange Letter Agreement, dated as of September 21, 2014, by and among the Company, the Sponsor and The Traxis Group B.V., which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2014.

The Company relied upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 with respect to the issuance of the Shares. In relying on such exemption, the Company considered the fact that the Sponsor is a single entity, and that representatives of the Sponsor established the Company and participated in substantial due diligence with respect to the Company’s initial business combination, which was consummated on February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Paul Yousif
Name:	Paul Yousif
Title:	Vice President

Dated: March 17, 2015